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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                         ----------------------------



                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934
                           -----------------------

              Date of Report (Date of earliest event reported):
                              September 29, 2004


                                Alpharma Inc.
                                -------------
            (Exact name of registrant as specified in its charter)


         Delaware                   1-8593                  22-2095212
         --------                   ------                  ----------
(State or other jurisdiction    (Commission File   (IRS Employer Identification)
     of incorporation)              Number)


                One Executive Drive, Fort Lee, New Jersey 07024
              ---------------------------------------------------
              (Address of principal executive offices) (Zip Code)


              Registrant's telephone number, including area code
                                (201) 947-7774
                                --------------


                                Not Applicable
               ------------------------------------------------
               (Former name or former address, if changed since
                                 last report)





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Item 1.01   ENTRY INTO A DEFINITIVE MATERIAL AGREEMENT

            On September 24, 2004 Alpharma Inc. (the "Company") and Purepac Pharmaceutical Co. (a subsidiary of Alpharma Inc), on the one hand and Teva Pharmaceutical Industries Ltd. ("Teva") and Plantex USA, Inc., a subsidiary of Teva, on the other hand, entered in Amendment Number One (the "Amendment") to an Agreement between the parties, dated April 26, 2004 (the "Waiver Agreement") and an Amended and Restated Supply Agreement between the parties, dated April 26, 2004 (the "Supply Agreement" and together with the Waiver Agreement, the "Original Agreements").

            The Amendment provides that the indemnification provision set forth in the Original Agreements applies to an Alpharma commercial launch that occurs at an earlier point in time than provided in the Original Agreements. In certain circumstances, Alpharma shall pay Teva more consideration than set forth in the Original Agreements. The Company has also agreed to certain notification requirements regarding its pending gabapentin tablet product.


                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                         ALPHARMA INC.


                                         By: /s/ Robert F. Wrobel
                                             --------------------
                                         Name: Robert F. Wrobel
                                         Title: Executive Vice President


Date:  September 29, 2004